Exhibit 99.1

Media Relations Contact:
Scott Horn (408-658-1820)
scott.horn@seagate.com

SEAGATE TECHNOLOGY ANNOUNCES

OFFERING OF $300 MILLION OF SENIOR UNSECURED NOTES

AND CALL FOR REDEMPTION OF THE OUTSTANDING

6.800% SENIOR NOTES DUE 2016

CUPERTINO, CA — November 24, 2014 — Seagate Technology plc (NASDAQ: STX) today announced that it intends, subject to market and other conditions, to offer up to $300 million aggregate principal amount of senior notes (the “Notes”) in a private placement. The Notes are expected to be issued by Seagate HDD Cayman (“HDD Cayman”), an indirect wholly owned subsidiary of Seagate Technology plc (“Seagate”), and guaranteed by Seagate.

Seagate today further announced that HDD Cayman intends to redeem all of its remaining and outstanding 6.800% Senior Notes due 2016 (the “2016 Notes”). As of the date hereof, the outstanding principal amount of the 2016 Notes is $324 million. The redemption will be accomplished in accordance with the terms of the Indenture dated as of September 20, 2006 (the “Indenture”), among HDD Cayman, as issuer, the guarantors party thereto and U.S. Bank National Association, as trustee (the “Trustee”), relating to the Notes. Seagate anticipates that the Notes will be redeemed on December 24, 2014 (the “Redemption Date”) at a “make-whole” redemption price, including accrued and unpaid interest, of approximately $362 million, to be calculated in accordance with the Indenture. The Notes will be called for redemption when HDD Cayman delivers a redemption notice to the Trustee, which redemption notice will be sent to holders of the Notes in accordance with the requirements of the Indenture.

HDD Cayman intends to use the net proceeds from the offering, along with available cash, to fund the redemption of all of its remaining outstanding 6.800% Senior Notes due 2016.

About Seagate

Seagate is a world leader in hard disk drives and storage solutions.

This press release does not constitute an offer to sell or the solicitation of an offer to buy the Notes (including the 2016 Notes) nor shall there be any sale of the Notes in any state in which such offer, solicitation or sale would be unlawful. The Notes to be offered have not been and will not be registered under the Securities Act, or applicable state securities laws, and may not be offered or sold in the United States absent registration or pursuant to an applicable exemption from the registration requirements of the Securities Act of 1933 and applicable state securities laws.

Cautionary Note Regarding Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, each as amended, including, in particular, statements about the terms and conditions of, and completion of, the offering of the Notes and the redemption described above. These statements identify prospective information and may  include words such as “expects,” “intends, ““plans,” “anticipates,” “believes,” “estimates,” “predicts,” “projects” and similar expressions. These forward-looking statements are based on information available to the Company as of the date of this press release and are based on management’s current views and assumptions. These forward-looking statements are conditioned upon and also involve a number of known and unknown risks, uncertainties, and other factors that could cause actual results, performance or events to differ materially from those anticipated by these forward-looking statements. Information concerning risks, uncertainties and other factors that could cause results to differ materially from the expectations described in this press release is contained in the Company’s Quarterly Report on Form 10-Q filed with the U.S. Securities and Exchange Commission (the “SEC”) on October 31, 2014 and the Company’s Annual Report on Form 10-K filed with the SEC on August 7, 2014, the “Risk Factors” section of which is incorporated into this press release by reference. These forward-looking statements should not be relied upon as representing the Company’s views as of any subsequent date and the Company undertakes no obligation to update forward-looking statements to reflect events or circumstances after the date they were made.

# # #